UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    January 11, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement

                On January 11, 2008, Speakeasy Gaming of Las Vegas, Inc. (“Speakeasy”) a wholly-owned subsidiary of the Registrant and Lucky Lucy D LLC (“Lucky Lucy”) entered into an Asset Purchase and Sale Agreement pursuant to which Speakeasy agreed to sell its gaming assets to Lucky Lucy upon regulatory approval of such transaction by the Nevada gaming authorities and the City of North Las Vegas. Lucky Lucy agreed to pay $6,775,000 for Speakeasy’s gaming assets, of which $2,000,000 is to be paid in cash at the closing of such transaction with the remainder of up to $4,775,000 subject to an earn-out based on gross revenues of the Property (as defined below) over the following four years. The Agreement also provides for a $650,000 non-refundable deposit.

                In addition, on January 11, 2008, Speakeasy and Ganaste LLC (“Ganaste”) entered into a Real Property Purchase and Sale Agreement pursuant to which Ganaste agreed to purchase the real property owned by Speakeasy in North Las Vegas, Nevada known as the Ramada Inn and Speedway Hotel and Casino as described in such Agreement (the “Property”) for a purchase price of $11,400,000 in cash (which amount was paid on January 11, 2008). The Agreement provided that the sale of the Property was effected on an “as-is-where-is and with all faults” basis.

                In addition, on January 11, 2008, Speakeasy and Ganaste entered into a Master Lease pursuant to which Ganaste agreed to lease the Property to Speakeasy for an initial term of 240 days commencing January 11, 2008, subject to a 30-day lease extension and right of first refusal to purchase the Property under certain conditions, as provided by the Master Lease. The Lease provides for a rental payment in the amount of $70,000 per month (without offset or deduction).

                The foregoing descriptions of the Asset Purchase and Sale Agreement, the Real Property Purchase and Sale Agreement and the Master Lease are not complete and are qualified in their entirety by reference to such agreements, copies of which are included as Exhibits 10.1, 10.2 and 10.3 to this Report, which are incorporated herein by reference.

Item 1.02                Termination of a Material Definitive Agreement

                On January 11, 2008, Speakeasy and Ganaste agreed to terminate the Purchase and Sale Agreement dated February 9, 2007, pursuant to which Speakeasy agreed to sell and transfer the Property and the various assets located thereon to Mandekic Companies, LLC (subsequent to February 9, 2007, Mandekic assigned and transferred to Mast Gaming LLC (“Mast”) all its rights under such Purchase Agreement; Mast entered into an Assignment of Purchase Agreement dated as of September 28, 2007, under which Mast assigned and transferred to Ganaste all of Mast’s rights in the February 9, 2007 Purchase Agreement including the benefit of certain earnest money provided for and by such agreement). The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to such Agreement, a copy of which is included as Exhibit 10.4 to this Report, which is incorporated herein by reference.

Item 9.01                Financial  Statements and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)

Exhibit No.	Description

10.1	Asset Purchase and Sale Agreement dated January 11, 2008, by and between the Registrant and Lucky Lucy D LLC.

10.2	Real Property Purchase and Sale Agreement dated January 11, 2008, by and between the Registrant and Ganaste LLC.

10.3	Master Lease dated January 11, 2008, by and between Registrant and Ganaste LLC.

10.4	Termination Agreement dated January 11, 2008, by and between Registrant and Ganaste LLC.

99.1	Press Release dated January 14, 2008.

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date:	January 15, 2008